EXHIBIT 3(i).5
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
DELIVERED 01:14 PM 08/20/2007
FILED 01:14 PM 08/20/2007
070936690 — 2279234
CERTIFICATE OF OWNERSHIP AND MERGER
OF
INTERNET COMMERCE CORPORATION,
a Delaware corporation
AND
ENABLE CORP.,
a Delaware corporation
Pursuant to Section 253 of the
Delaware General Corporation Law
INTERNET COMMERCE CORPORATION, a corporation organized and existing under the laws of the State of Delaware, does hereby certify the following as the surviving corporation in a merger between a Delaware parent corporation and a wholly-owned Delaware subsidiary corporation:
1.	Internet Commerce Corporation owns all of the outstanding capital stock of Enable Corp., a Delaware corporation.
2.
A merger has been approved by the Board of Directors of Internet Commerce Corporation and by the Board of Directors and sole stockholder of Enable Corp. in accordance with the Delaware General Corporation Law.

3.
Internet Commerce Corporation, pursuant to Section 253 of the Delaware General Corporation Law, by the attached resolutions of its Board of Directors, does merge Enable Corp. with and into itself, with INTERNET COMMERCE CORPORATION being the surviving corporation, effective as of August 20, 2007.

4.
The resolutions of the Board of Directors of Internet Commerce Corporation and the Plan of Merger, adopted by the Board of Directors of Internet Commerce Corporation on August 20, 2007 and by the Board of Directors and sole stockholder of Enable Corp. on August 20, 2007, are attached hereto.

5.	The name of the surviving corporation shall be “EasyLink Services International Corporation.”
6.	This Certificate shall be effective as of August 20, 2007.

IN WITNESS WHEREOF, said INTERNET COMMERCE CORPORATION has caused its corporate seal to be affixed and this Certificate to be signed by an authorized officer on this 20th day of August, 2007.

INTERNET COMMERCE CORPORATION
By:	/s/ Glen E. Shipley
Glen E. Shipley
Chief Financial Officer

PLAN OF MERGER
OF
ENABLE CORP.
WITH AND INTO
INTERNET COMMERCE CORPORATION
THIS PLAN OF MERGER (this “Plan of Merger”), dated as of August 20, 2007, is made by and between Internet Commerce Corporation, a Delaware corporation (the “Parent Company”), and Enable Corp., a Delaware corporation (the “Subsidiary” and, together with the Parent Company, the “Constituent Corporations”).
WHEREAS, the Parent Company owns 100% of the outstanding shares of capital stock of the Subsidiary, and the Constituent Corporations have agreed to the merger of the Subsidiary with and into the Parent Company;
WHEREAS, the Parent Company, as the sole shareholder of the Subsidiary, and the respective Boards of Directors of the Parent Company and the Subsidiary have each approved the merger of the Subsidiary with and into the Parent Company in accordance with the Delaware General Corporation Law (the “DGCL”);
WHEREAS, this Plan of Merger shall be filed with a Certificate of Ownership and Merger with the Secretary of State of Delaware in order to consummate the merger of the Subsidiary with and into the Parent Company; and
WHEREAS, the Parent Company and the Subsidiary have agreed to execute and file this Plan of Merger as provided under the DGCL;
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Parent Company and the Subsidiary hereby agree as follows:
1. The Merger. At the Effective Time (as such term is defined below), in accordance with this Plan of Merger and the DGCL, the Subsidiary shall be merged (such merger being herein referred to as the “Merger”) with and into the Parent Company, the separate existence of the Subsidiary shall cease, and the Parent Company shall continue as the surviving corporation. The Parent Company hereinafter is sometimes referred to as the “Surviving Corporation.”
2. Effect of the Merger. When the Merger has been effected, the Surviving Corporation shall be named “EasyLink Services International Corporation”; and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions and all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

3. Consummation of the Merger. The parties hereto will cause the Merger to be consummated by filing a Certificate of Ownership and Merger with the Secretary of State of Delaware with this Plan of Merger in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the time of such filing being the “Effective Time” and the date of such filing being the “Effective Date”).
4. Certificate of Incorporation, Bylaws, Directors and Officers. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall be identical with the Certificate of Incorporation and Bylaws of the Parent Company as in effect immediately prior to the Effective Time until thereafter amended as provided therein and under the DGCL. The members of the Board of Directors and officers of the Parent Company immediately prior to the Effective Time shall be the Board of Directors and officers of the Surviving Corporation immediately following the Effective Time, and such persons shall serve in such offices for the terms provided by law or in the Bylaws of the Surviving Corporation, or until their respective successors are elected and qualified.
5. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent Company, the Subsidiary or the holder of any of the shares of capital stock of the Constituent Corporations (the “Shares”):
(a) Each Share of each class or series of capital stock of the Parent Company issued and outstanding immediately prior to the Effective Time shall remain unchanged as one outstanding share of such class or series of capital stock of the Parent Company, held by the person who was the holder of such share of capital stock of the Parent Company immediately prior to the Merger.
(b) Each Share of capital stock of the Subsidiary issued and outstanding immediately prior to the Effective Time shall be canceled and no consideration shall be issued in respect thereof.
(c) Each outstanding or authorized subscription, option, warrant, call, right (including any preemptive right), commitment, or other agreement of any character whatsoever that obligates or may obligate the Parent Company to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, if any, shall remain unchanged.
6. Taking of Necessary Action. Each of the Parent Company and the Subsidiary shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the DGCL or any other applicable laws. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Plan of Merger and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of either the Parent Company or the Subsidiary to take all such lawful and necessary actions.

IN WITNESS WHEREOF, the Parent Company and the Subsidiary have caused this Plan of Merger to be executed as of the date first above written.

INTERNET COMMERCE CORPORATION
By:	/s/ Glen E. Shipley
	Name:	Glen E. Shipley
	Title:	Chief Financial Officer

ENABLE CORP.
By:	/s/ Glen E. Shipley
	Name:	Glen E. Shipley
	Title:	Treasurer

ACTION OF THE BOARD OF DIRECTORS AND SOLE STOCKHOLDER OF
ENABLE CORP.
TAKEN BY UNANIMOUS JOINT WRITTEN CONSENT
IN LIEU OF A MEETING
Effective as of the 20th day of August 2007, the undersigned, being all of the members of the Board of Directors (the “Board”) and the sole stockholder (the “Sole Stockholder”) of Enable Corp., a Delaware corporation (the “Corporation”), do unanimously waive notice of the time and place of a meeting and, pursuant to Sections 141(f) and 228 of the Delaware General Corporation Law, unanimously consent to the adoption of, and adopt, the following resolutions, which shall have the same force and effect as a unanimous vote taken at a duly called and held meeting of the Board and the Sole Stockholder, and direct that this Consent be filed with the minutes of the proceedings of the Board and the Sole Stockholder.
APPROVAL OF MERGER
WHEREAS, the Corporation is a wholly-owned subsidiary of Internet Commerce Corporation, a Delaware corporation (“ICC”);
WHEREAS, after careful consideration, the Board and the Sole Stockholder believe it to be in the best interests of the Corporation to authorize the merger of the Corporation with and into ICC, with ICC remaining as the surviving corporation following the merger (the “Merger”);
WHEREAS, in connection with the Merger, the Board and the Sole Stockholder have determined it to be advisable and in the best interests of the Corporation to file the Certificate of Ownership and Merger in the form attached hereto as Exhibit A (the “Certificate of Ownership and Merger”) with the Secretary of State of Delaware, with such changes as may be approved by the officers of the Corporation, or any of them, with such officer’s execution and delivery thereof to be conclusive evidence of such approval; and
WHEREAS, a plan of merger, in the form attached hereto as Exhibit B (the “Plan of Merger”), has been prepared and submitted for consideration by the Board and the Sole Stockholder;
NOW, THEREFORE, BE IT RESOLVED, that the Board and the Sole Stockholder hereby authorize, adopt and approve the Merger, the Certificate of Ownership and Merger and the Plan of Merger, each with such changes as may be approved by the officers of the Corporation, or any of them, with such officer’s execution and delivery thereof to be conclusive evidence of such approval;
FURTHER RESOLVED, that the Corporation shall merge with and into ICC, and ICC shall succeed to all of the assets and properties and assume all of the liabilities and obligations of the Corporation, and be the surviving corporation in the Merger;
FURTHER RESOLVED, that the officers of the Corporation are hereby authorized, empowered and directed on behalf of the Corporation to execute and file the Certificate of Ownership and Merger, Plan of Merger and this written consent with the Secretary of State of Delaware;

FURTHER RESOLVED, that by virtue of the Merger and without action on the part of the holder thereof, each then outstanding share of capital stock of the Corporation shall be canceled and no consideration shall be issued in respect thereof; and
FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take any and all other action including, without limitation, to file, execute, verify, acknowledge and deliver in the name and on behalf of the Corporation, and under its corporate seal or otherwise, any and all other documents, certificates, instruments, acts or things as they or any of them may deem necessary or advisable fully to carry out the intent and purposes of the foregoing resolutions, the proper exercise of such discretion being conclusively evidenced by the taking of such actions.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned directors and sole stockholder have executed this Consent as of the date first above written.

DIRECTORS:
/s/ Thomas J. Stallings
Thomas J. Stallings

/s/ Glen E. Shipley
Glen E. Shipley

SOLE STOCKHOLDER: INTERNET COMMERCE CORPORATION
By:	/s/ Glen E. Shipley
	Name:	Glen E. Shipley
	Title:	Chief Financial Officer